Exhibit 10.25

FOURTH AMENDMENT TO THE
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
M&N GROUP HOLDINGS, LLC
(A Delaware Limited Liability Company)

    This Fourth Amendment (this "Amendment") to the Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, a Delaware limited liability company (the "Company"), is entered into as of January 1, 2021 (the "Effective Date"), by and among the undersigned Members of the Company.

RECITALS

    WHEREAS, the Members entered into the Amended and Restated Limited Liability Company Agreement effective as of October 1, 2011 (the "Original Agreement"), the First Amendment to Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, effective October 28, 2011, the Second Amendment to Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, effective December 1, 2013, and the Third Amendment to Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, effective December 31, 2019 (together, the "M&N Holdings Operating Agreement");

WHEREAS, pursuant to Section 13.01 of the M&N Holdings Operating Agreement, the M&N Holdings Operating Agreement may be amended with the written consent of the Managing Member and the Members holding at least 90% of the outstanding membership interests of the Company, voting together as a single class; and

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the undersigned Members agree as follows:

1.    Definitions.    Any capitalized term used, but not defined, in this Amendment shall have its respective meaning as set forth in the Original Agreement.

2.    Amendments.    From and after the Effective Date, Section 9.07(b) shall be deleted in its entirety and Sections 9.07(c), (d), and (e) shall be renumbered accordingly.

3.    Miscellaneous Provisions.

    (a)    This Amendment shall constitute and evidence the consent of both the Managing Member and the undersigned Members, which hold at least 90% of the outstanding membership interests in the Company, to this Amendment within the meaning of Section 13.01 of the M&N Holdings Operating Agreement.

    (b)    Except as expressly amended hereby, the terms and conditions of the M&N Holdings Operating Agreement are hereby ratified and confirmed and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms set forth herein and the terms of the M&N Holdings Operating Agreement, the terms contained in this Amendment shall control.

    (c)    This Amendment shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to conflict of law rules applied in such State.

    (d)    This Amendment constitutes the entire understanding among the parties hereto. No waiver or modification of the provisions of this Amendment shall be valid unless it is in writing and executed pursuant to Section 13.01 of the M&N Holdings Operating Agreement and then, only to the extent therein set forth.

    (e)     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement binding on the Members and the Board. For purposes of this Amendment, any signature hereto transmitted by facsimile or e-mail (in PDF format) shall be considered to have the same legal and binding effect as any original signature hereto.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                            MANAGING MEMBER:

                            By: /s/    William Manning
                             William Manning

                            MEMBERS

MANNING & NAPIER ASSOCIATES, LLC

                            By: /s/    William Manning
                            Name: William Manning
                            Title: Member